Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
May 5, 2011	Tony Davis 318.388.9525 tony.davis@centurylink.com

CenturyLink Reports First Quarter 2011 Earnings
MONROE, La. . . . CenturyLink, Inc. (NYSE: CTL) announces operating results for first quarter 2011.

■	Added more than 52,000 high-speed Internet customers during the quarter, and ended the quarter with 2,446,000 high-speed Internet customers.

■	Reduced access line losses by 13.6% compared to fourth quarter 2010 and 15.2% compared to first quarter 2010.

■	Generated free cash flow (see Note 2 below) of $528 million in first quarter 2011, excluding special items of $35.4 million.

■
Completed fourth successful billing conversion for Embarq properties during first quarter 2011, and on track to complete final conversion in third quarter 2011.
Expect to achieve approximately $375 million in annual run rate synergies by year end 2011 related to the Embarq acquisition.

First Quarter Highlights (1) (Excluding special items reflected in the attached financial schedules) (In thousands, except per share amounts and subscriber data)	Quarter Ended 3/31/11		Quarter Ended 3/31/10		% Change
Operating Revenues Operating Cash Flow (2) Net Income Diluted Earnings Per Share Average Diluted Shares Outstanding Capital Expenditures	$ $ $ $ $	1,695,719 868,287 233,175 .76 304,479 210,591	$ $ $ $ $	1,800,426 934,881 279,226 .93 299,997 167,180	(5.8) (7.1) (16.5) (18.3) 1.5 26.0	% % % % % %
Access Lines High-Speed Internet Customers		6,397,000 2,446,000		6,913,000 2,306,000	(7.5) 6.1	% %

(1)
First Quarter Highlights relate solely to legacy CenturyLink, Inc. operations. For information on first quarter consolidated results of Qwest Communications International Inc., which
CenturyLink acquired April 1, 2011, see “Qwest Results” section later in this press release.

(2)	Free Cash Flow and Operating Cash Flow are non-GAAP financial measures. Definitions of these measures and reconciliations to comparable GAAP measures are included in the attached financial schedules.

“CenturyLink’s first quarter results reflect the expected loss of legacy revenues but also significant positive trends. We achieved continued progress in improving our top line revenue trend, successfully integrating and operating the Embarq properties, slowing the rate of line loss in our business and meeting customer demand for high-speed Internet and high-bandwidth services,” Glen F. Post, III, chief executive officer and president, said. “I believe the recently completed Qwest transaction and the pending Savvis acquisition significantly enhance CenturyLink’s position as a global communications leader and strengthen our ability to drive long-term shareholder value.”

Operating revenues for first quarter 2011 were $1.70 billion compared to $1.80 billion in first quarter 2010. The revenue decline was primarily due to the impact of access line losses and lower access revenues, including the anticipated impact of lower universal service fund receipts and wireless and long distance traffic migration. These decreases more than offset revenue increases driven by growth in high-speed Internet customers, data services demand from business customers and data transport demand from wireless providers.

Operating expenses, excluding special items, decreased to $1.20 billion from $1.22 billion in first quarter 2010, driven by lower transport costs due to the migration of legacy Embarq long distance traffic to our internal IP network and lower personnel-related costs.   These decreases were partially offset by higher costs associated with the expansion of CenturyLinkTM PrismTM TV into additional markets.

Operating cash flow, excluding special items, decreased to $868.3 million from $934.9 million in first quarter 2010.  For first quarter 2011, CenturyLink achieved an operating cash flow margin, excluding special items, of 51.2% versus 51.9% in first quarter 2010.

“The addition of more than 52,000 high-speed Internet subscribers, expansion of CenturyLink’s PrismTM TV service to additional markets and growing demand for Ethernet and data transport services helped drive strategic revenue growth of 7% in the first quarter this year versus last year,” Post said. “Customer demand for bandwidth intensive services continues to increase, and CenturyLink continues to focus on delivering high-quality, reliable broadband services to meet this growing demand.”

Net income, excluding special items, was $233.2 million in first quarter 2011 compared to $279.2 million in first quarter 2010. Diluted earnings per share, excluding special items, was $0.76 for first quarter 2011, an 18.3% decrease from the $0.93 reported in first quarter 2010.

Under generally accepted accounting principles (GAAP), net income for first quarter 2011 was $211.1 million compared to $252.6 million for first quarter 2010, and diluted earnings per share for first quarter 2011 was $0.69 compared to $0.84 for first quarter 2010.

First quarter 2011 net income and diluted earnings per share reflect after-tax integration and severance related costs associated with the Embarq acquisition of $18.4 million ($0.06 per share) and $3.7 million ($0.01 per share) of after-tax costs related to transaction and integration costs associated with the Qwest acquisition.

First quarter 2010 net income and diluted earnings per share reflect after-tax integration and severance related costs associated with the Embarq acquisition of $22.7 million ($0.07 per share) and a $4.0 million ($0.01 per share) income tax charge due to a change in the treatment of Medicare subsidy receipts.

Outlook for 2011. Including CenturyLink’s first quarter 2011 results, the combined CenturyLink and Qwest operations prospectively from April 1, 2011, and excluding the effects of any special items that may occur, CenturyLink expects the following for full year 2011:

Operating revenues	$14.9 to $15.1 billion
Diluted earnings per share	$2.55 to $2.65
Capital expenditures	$2.2 to $2.3 billion

On a pro forma basis for 2011 giving effect as if the Qwest merger had occurred effective January 1, 2011, CenturyLink expects the following for full year 2011:

Pro forma operating revenues	$17.6 to $17.8 billion
Pro forma diluted earnings per share	$2.55 to $2.65
Pro forma capital expenditures	$2.6 to $2.7 billion

For second quarter 2011, including the impact of the Qwest operations beginning April 1, 2011 and the estimated impacts from the application of business combination accounting rules outlined below, CenturyLink expects total revenues of $4.40 to $4.43 billion and diluted earnings per share of $0.63 to $0.67.

All 2011 outlook figures included in this release exclude the effects of special items, future changes in regulation, integration expenses associated with the Embarq acquisition, transaction and integration expenses associated with the Qwest and Savvis acquisitions, any changes in operating or capital plans and any future mergers, acquisitions, divestitures or other similar business transactions.

The outlook information provided above also includes the following estimated non-cash impacts that the application of business combination accounting rules are currently expected to have on the combined company’s financial results for the second quarter and full year 2011.

	2Q 2011	Full year 2011

Reduction of interest expense as a result of
adjusting Qwest’s debt to fair value	$ 78 million	$ 219 million

Reduction to operating revenues and operating
expenses due to the elimination of certain deferred
revenues and related costs and the elimination of
arms length transactions between CenturyLink
and Qwest that will be subject to elimination:
Operating revenues reduction	$ 63 million	$ 184 million
Operating expense reduction	$ 47 million	$ 136 million

Reduction in pension and postretirement operating
expenses due to remeasuring the related benefit
obligations to fair value and eliminating existing
unrecognized actuarial losses	$ 14 million	$ 42 million

Increased depreciation and amortization
associated with the establishment of customer
list intangible asset	$ 93 million	$ 273 million

All of the above impacts are non-cash items.  The actual fair values assigned to these items may change significantly from the estimates provided herein upon finalization of the fair value assignments.

All of the assets and liabilities of Qwest will be assigned a fair value pursuant to business combination accounting rules.  The above adjustments do not include any estimated income statement impact for significant assets such as property, plant and equipment, capitalized software and certain other intangible assets since the fair value assignment process for these assets is in the preliminary stages.  The related income statement impact of items not included in the above table may be significant to our results of operations for the remainder of 2011 and may be significantly different than what we have currently included in our outlook information for second quarter 2011 and full year 2011.

Qwest Results.  The acquisition of Qwest Communications International Inc. was effective April 1, 2011. To assist the investment community in tracking Qwest’s financial and operating trends, the Company is providing below, separate from CenturyLink’s reported results, selected first quarter 2011 Qwest consolidated financial and subscriber information.

For first quarter 2011, Qwest’s operating revenues were $2.85 billion, a 4.1% decline from $2.97 billion in first quarter 2010. Strategic services revenues grew primarily due to increases in Qwest IQ Networking and data transport services, as well as higher broadband revenues driven by subscriber growth and an improving mix of higher speed broadband services. These increases were more than offset by a decline in legacy service revenue associated with access line losses, along with lower data integration revenues. Operating cash flow, excluding special items, was $1.13 billion, in line with the $1.12 billion in first quarter 2010.  Qwest’s operating cash flow margin, excluding special items, for first quarter 2011 was 39.6%, compared to 37.9% in first quarter 2010.  Qwest experienced more than a $130 million decrease in total operating expenses in first quarter 2011 compared to first quarter 2010, primarily due to lower personnel-related and selling expenses.

Operating income, excluding special items, for first quarter 2011 was $593 million, a 2.4% increase over the $579 million for the same period in 2010. Operating income margin, excluding special items, was 20.8% for first quarter 2011 versus 19.5% in the year earlier quarter. Net income, excluding special items, for Qwest was $220 million in first quarter 2011, compared to $200 million in first quarter 2010.

Qwest added approximately 46,000 high-speed Internet subscribers during first quarter 2011 and served approximately 3.0 million high-speed Internet subscribers as of March 31, 2011.  Qwest ended the quarter with approximately 8.6 million access lines in service, experiencing access line losses of 223,000 lines during the first quarter, representing a 2.5% sequential decline and a year-over-year access line decline of 10.7%.

Qwest invested approximately $410 million in capital investments during first quarter 2011 and generated adjusted free cash flow (defined as net cash provided by operating activities less capital expenditures plus merger-related costs) of  $374 million for the quarter.

These results are included in a supplemental schedule attached hereto and are also available on the CenturyLink’s investor relations Web site at ir.centurylink.com.

Qwest Communications International Inc. and its wholly-owned regulated subsidiary, Qwest Corporation, intend to file with the Securities and Exchange Commission (“SEC”) quarterly reports on Form 10-Q for the quarter ended March 31, 2011 on the same day that CenturyLink files its 10-Q report for first quarter 2011.

Under generally accepted accounting principles (GAAP), Qwest’s net income for first quarter 2011 was $211 million compared to $38 million for first quarter 2010.

First quarter 2011 net income reflects after-tax costs of $9 million related to realignment, severance and merger related expenses.

First quarter 2010 net income reflects after-tax costs of $162 million due to an income tax charge associated with a change in the treatment of Medicare subsidy receipts, the loss on the early retirement of debt and realignment and severance related expenses.

Integration Update. During first quarter 2011, CenturyLink incurred pre-tax severance and integration costs of $29.6 million related to the Embarq acquisition and $5.9 million related to the Qwest transaction.

Additionally, the billing and customer care systems conversion for legacy Embarq customers in Florida was recently completed. CenturyLink has now converted approximately 75 percent of the legacy Embarq customers and expects to complete the final legacy Embarq customer conversion during the third quarter of 2011.

CenturyLink exited first quarter 2011 having achieved an annualized synergy run rate of approximately $350 million with respect to the Embarq acquisition. The Company continues to expect to achieve approximately $375 million in annual run rate synergies from the Embarq acquisition by year end 2011.

Savvis Transaction. On April 27, 2011, CenturyLink and Savvis, Inc. (Nasdaq: SVVS) announced that their boards of directors approved a definitive agreement under which CenturyLink will acquire all outstanding shares of Savvis common stock in a cash and stock merger. Savvis shareholders will receive, for each share of Savvis common stock they own at closing, $30 per share in cash and $10 in  CenturyLink shares, subject to adjustment in the manner described in our previous SEC filings, if our average stock price at closing is less than or equal to $34.42. The merger is expected to close in the second half of 2011, subject to various closing conditions.

Reconciliation to GAAP. This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow, adjustments to GAAP measures to exclude the effect of special items and certain pro forma combined operating results. In addition to providing key metrics for management to evaluate the Company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described below will be available in the Investor Relations portion of the Company’s Web site at www.centurylink.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.

Investor Call. As previously announced, CenturyLink’s management will host a conference call at 10:30 a.m. Central Time today. Interested parties can access the call by dialing 866.244.4637. The call will be accessible for replay through May 11, 2011, by calling 888.266.2081 and entering the conference ID number 1522944. Investors can also listen to CenturyLink’s earnings conference call and replay by accessing the Investor Relations portion of the Company’s Web site at www.centurylink.com through May 25, 2011.

Forward Looking Statements

Certain non-historical statements made in this release and future oral or written statements or press releases by us or our management are intended to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control.  Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect.  Factors that could affect actual results include but are not limited to:  the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry (including those arising out of proposed rules of the Federal Communications Commission (the “FCC”) regarding intercarrier compensation and the Universal Service Fund and the FCC’s related Notice of Proposed Rulemaking released on February 8, 2011); our ability to effectively adjust to changes in the communications industry and changes in the composition of our markets and product mix caused by our recent acquisitions of Qwest and Embarq; our ability to successfully integrate the operations of Qwest and Embarq into our operations, including the possibility that the anticipated benefits from these acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; our ability to use the net operating loss carryovers of Qwest in projected amounts; the effects of changes in our allocation of the Qwest purchase price after the date hereof; our ability to effectively manage our expansion opportunities, including retaining and hiring key personnel; possible changes in the demand for, or pricing of, our products and services; our ability to successfully introduce new product or service offerings on a timely and cost-effective basis; our continued access to credit markets on favorable terms; our ability to collect our receivables from financially troubled communications companies; any adverse developments in legal proceedings involving us; our ability to pay a $2.90 per common share dividend annually, which may be affected by changes in our cash requirements, capital spending plans, cash flows or financial position; unanticipated increases or other changes in our capital expenditures; our ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; the effects of adverse weather; other risks referenced from time to time in this report or other of our filings with the Securities and Exchange Commission (the “SEC”); and the effects of more general factors such as changes in interest rates, in tax rates, in accounting policies or practices, in operating, medical, pension or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to our business, our April 2011 acquisition of Qwest and our July 2009 acquisition of Embarq are described in greater detail in Item 1A to our Form 10-K for the year ended December 31, 2010, as updated and supplemented by our subsequent SEC reports. In addition, actual results could be affected by factors relating to our pending acquisition of Savvis, including but not limited to: the ability of the parties to timely and successfully receive the required approvals of regulatory agencies and Savvis’ stockholders; the possibility that the anticipated benefits from the acquisition cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Savvis’ operations into our operations will be greater than expected; the ability of the combined company to retain and hire key personnel; and other risk factors and cautionary statements as detailed from time to time in each of our and Savvis’ reports filed with the SEC. There can be no assurance that the proposed acquisition of Savvis will in fact be consummated. You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements.  You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.  We undertake no obligation to update any of our forward-looking statements for any reason.

Additional Information and Where to Find It

In connection with the proposed transaction between CenturyLink and Savvis, CenturyLink plans to file with the SEC a registration statement on Form S-4 that will include a prospectus of CenturyLink that will also constitute a proxy statement of Savvis. CenturyLink and Savvis also plan to file with the SEC other relevant documents in connection with the proposed merger. The registration statement and the proxy statement/prospectus will contain important information about CenturyLink, Savvis, the proposed merger and related matters. Investors and security holders are urged to read the registration statement and the proxy statement/prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC by CenturyLink and Savvis through the web site maintained by the SEC at www.sec.gov. Investors and security holders will be able to obtain free copies of the documents filed with the SEC by CenturyLink on CenturyLink’ website at www.CenturyLink.com or by contacting CenturyLink Investor Relations at (318) 340-5627. Investors and security holders will be able to obtain free copies of the documents filed with the SEC by Savvis on Savvis’ website at www.Savvis.com or by contacting Savvis Investor Relations at (314) 628-7433.

Participants in the Acquisition of Savvis

CenturyLink and Savvis and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Savvis in respect of the proposed merger. Information regarding CenturyLink’s directors and executive officers is available in its proxy statement filed with the SEC by CenturyLink on April 6, 2011, and information regarding Savvis’ directors and executive officers is available in its proxy statement filed with the SEC by Savvis on April 1, 2011. Other information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Savvis stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus described above when it is filed with the SEC. You can obtain free copies of these documents free of charge using the contact information above. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

CenturyLink is the third largest telecommunications company in the United States. The company provides broadband, voice and wireless services to consumers and businesses across the country. It also offers advanced entertainment services under the CenturyLinkTM PrismTM TV and DIRECTV brands. In addition, the company provides data, voice and managed services to business, government and wholesale customers in local, national and select international markets through its high-quality advanced fiber optic network and multiple data centers. CenturyLink is recognized as a leader in the network services market by key technology industry analyst firms. CenturyLink’s customers range from Fortune 500 companies in some of the country’s largest cities to families living in rural America. Headquartered in Monroe, La., CenturyLink is an S&P 500 company and is included among the Fortune 500 list of America’s largest corporations. For more information, visit www.centurylink.com.

# # #

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(UNAUDITED)

	Three months ended March 31, 2011				Three months ended March 31, 2010
										Increase
				As adjusted				As adjusted		(decrease)
		Less		excluding		Less		excluding	Increase	excluding
	As	special		special	As	special		special	(decrease)	special
In thousands, except per share amounts	reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES
Voice	$745,203			745,203	812,876			812,876	(8.3%)	(8.3%)
Data	498,078			498,078	467,440			467,440	6.6%	6.6%
Network access	233,562			233,562	286,228			286,228	(18.4%)	(18.4%)
Other	218,876			218,876	233,882			233,882	(6.4%)	(6.4%)
	1,695,719	-		1,695,719	1,800,426	-		1,800,426	(5.8%)	(5.8%)

OPERATING EXPENSES
Cost of services and products	594,455	14,122	(1)	580,333	619,105	12,424	(3)	606,681	(4.0%)	(4.3%)
Selling, general and administrative	268,419	21,320	(1)	247,099	282,929	24,065	(3)	258,864	(5.1%)	(4.5%)
Depreciation and amortization	368,547			368,547	353,162			353,162	4.4%	4.4%
	1,231,421	35,442		1,195,979	1,255,196	36,489		1,218,707	(1.9%)	(1.9%)

OPERATING INCOME	464,298	(35,442)		499,740	545,230	(36,489)		581,719	(14.8%)	(14.1%)

OTHER INCOME (EXPENSE)
Interest expense	(131,545)			(131,545)	(142,225)			(142,225)	(7.5%)	(7.5%)
Other income (expense)	6,480			6,480	10,500			10,500	(38.3%)	(38.3%)
Income tax expense	(127,742)	13,362	(2)	(141,104)	(160,548)	9,864	(4)	(170,412)	(20.4%)	(17.2%)

NET INCOME	211,491	(22,080)		233,571	252,957	(26,625)		279,582	(16.4%)	(16.5%)
Less: Net income attributable to noncontrolling interests	(396)			(396)	(356)			(356)	11.2%	11.2%
NET INCOME ATTRIBUTABLE TO CENTURYLINK, INC.	$211,095	(22,080)		233,175	252,601	(26,625)		279,226	(16.4%)	(16.5%)

BASIC EARNINGS PER SHARE	$0.69	(0.07)		0.76	0.84	(0.09)		0.93	(17.9%)	(18.3%)
DILUTED EARNINGS PER SHARE	$0.69	(0.07)		0.76	0.84	(0.09)		0.93	(17.9%)	(18.3%)

AVERAGE SHARES OUTSTANDING
Basic	303,832			303,832	299,413			299,413	1.5%	1.5%
Diluted	304,479			304,479	299,997			299,997	1.5%	1.5%

DIVIDENDS PER COMMON SHARE	$0.725			0.725	0.725			0.725	0.0%	0.0%

SPECIAL ITEMS
(1) - Includes integration and severance related costs associated with our acquisition of Embarq ($29.6 million) and integration costs associated with our acquisition of Qwest ($5.9 million).
(2) - Income tax benefit of Item (1).
(3) - Includes integration costs associated with our acquisition of Embarq ($21.5 million) and severance and related costs due to workforce reductions ($15.0 million).
(4) - Income tax benefit of Item (3), net of a $4.0 million one-time charge to income tax expense as a result of a change in the tax treatment of Medicare subsidy receipts.

CenturyLink, Inc.
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2011 AND DECEMBER 31, 2010
(UNAUDITED)

	March 31,	December 31,
	2011	2010
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$269,659	172,943
Other current assets	871,077	970,186
Total current assets	1,140,736	1,143,129

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	16,516,985	16,329,244
Accumulated depreciation	(7,868,405)	(7,574,768)
Net property, plant and equipment	8,648,580	8,754,476

GOODWILL AND OTHER ASSETS
Goodwill	10,260,640	10,260,640
Other	1,851,502	1,879,853
Total goodwill and other assets	12,112,142	12,140,493

TOTAL ASSETS	$21,901,458	22,038,098

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$11,539	11,583
Other current liabilities	1,061,468	999,459
Total current liabilities	1,073,007	1,011,042

LONG-TERM DEBT	7,168,251	7,316,004
DEFERRED CREDITS AND OTHER LIABILITIES	4,001,593	4,063,893
STOCKHOLDERS' EQUITY	9,658,607	9,647,159

TOTAL LIABILITIES AND EQUITY	$21,901,458	22,038,098

CenturyLink, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three months ended March 31, 2011				Three months ended March 31, 2010
				As adjusted				As adjusted
		Less		excluding		Less		excluding
In thousands	As	special		special	As	special		special
	reported	items		items	reported	items		items
Operating cash flow and cash flow margin
Operating income	$464,298	(35,442)	(1)	499,740	545,230	(36,489)	(3)	581,719
Add: Depreciation and amortization	368,547	-		368,547	353,162	-		353,162
Operating cash flow	$832,845	(35,442)		868,287	898,392	(36,489)		934,881

Revenues	$1,695,719	-		1,695,719	1,800,426	-		1,800,426

Operating income margin (operating income divided by revenues)	27.4%			29.5%	30.3%			32.3%

Operating cash flow margin (operating cash flow divided by revenues)	49.1%			51.2%	49.9%			51.9%

Free cash flow (prior to debt service requirements and dividends)
Net income attributable to CenturyLink, Inc.	$211,095	(22,080)	(2)	233,175	252,601	(26,625)	(4)	279,226
Add: Depreciation and amortization	368,547	-		368,547	353,162	-		353,162
Add: Income tax expense	127,742	(13,362)	(2)	141,104	160,548	(9,864)	(4)	170,412
Less: Cash paid for income taxes	(4,698)	-		(4,698)	(2,839)	-		(2,839)
Less: Capital expenditures	(210,591)	-		(210,591)	(167,180)	-		(167,180)
Free cash flow	$492,095	(35,442)		527,537	596,292	(36,489)		632,781

Free cash flow	$492,095				596,292
Deferred income taxes	39,660				(15,369)
Changes in current assets and current liabilities	172,628				176,186
Increase in other noncurrent assets	(18,718)				(25,097)
Increase in other noncurrent liabilities	4,189				2,002
Retirement benefits	(109,615)				(284,807)
Excess tax benefits from share-based compensation	(5,763)				(2,190)
Other, net	7,812				4,975
Less: Income tax expense	(127,742)				(160,548)
Add: Cash paid for income taxes	4,698				2,839
Add: Capital expenditures	210,591				167,180
Net cash provided by operating activities	$669,835				461,463

SPECIAL ITEMS
(1) - Includes integration and severance related costs associated with our acquisition of Embarq ($29.6 million) and integration costs associated with our acquisition of Qwest ($5.9 million).
(2) - Net income includes the after-tax impact of Item (1) and income tax expense includes the tax effect of Item (1).
(3) - Includes integration costs associated with our acquisition of Embarq ($21.5 million) and severance and related costs due to workforce reduction ($15.0 million).
(4)  -  Net income includes the after-tax impact of Item (3) and a $4.0 million one-time charge to income tax expense as a result of a change in the tax treatment of Medicare subsidy receipts and income tax expense includes the tax effect of Item (3) and the same $4.0 million one-time charge to income tax expense.

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(UNAUDITED)

	Three Months	Three Months
	Ended	Ended
In thousands	March 31, 2011	March 31, 2010

OPERATING ACTIVITIES
Net income	$211,491	252,957
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	368,547	353,162
Deferred income taxes	39,660	(15,369)
Share-based compensation	9,388	7,101
Income from unconsolidated cellular entity	(3,822)	(5,236)
Distributions from unconsolidated cellular entity	1,850	2,754
Changes in current assets and current liabilities, net	172,628	176,186
Retirement benefits	(109,615)	(284,807)
Excess tax benefits from share-based compensation	(5,763)	(2,190)
Increase in other noncurrent assets	(18,718)	(25,097)
Increase in other noncurrent liabilities	4,189	2,002
Net cash used in operating activities	669,835	461,463

INVESTING ACTIVITIES
Payments for property, plant and equipment	(210,591)	(167,180)
Other, net	2,429	(1,306)
Net cash used in investing activities	(208,162)	(168,486)

FINANCING ACTIVITIES
Payments of debt	(147,797)	(32,629)
Proceeds from issuance of common stock	18,664	8,969
Repurchase of common stock	(14,636)	(10,430)
Cash dividends	(221,780)	(218,052)
Excess tax benefits from share-based compensation	5,763	2,190
Other, net	(5,171)	1,658
Net cash used in financing activities	(364,957)	(248,294)

Net increase in cash and cash equivalents	96,716	44,683
Cash and cash equivalents at beginning of period	172,943	161,807

Cash and cash equivalents at end of period	$269,659	206,490

Qwest Communications International Inc.
(acquired by CenturyLink, Inc. on April 1, 2011)
SUPPLEMENTAL SELECTED FINANCIAL AND SUBSCRIBER DATA
(UNAUDITED)

								Increase
	Three months ended March 31, 2011			Three months ended March 31, 2010				(decrease)
		Less	Excluding		Less	Excluding	Increase	excluding
	As	special	special	As	special	special	(decrease)	special
	reported	items (1)	items	reported	items (2)	items	as reported	items
	(Dollars in millions)			(Dollars in millions)

OPERATING REVENUES	$2,846	-	2,846	2,966	-	2,966	(4.0%)	(4.0%)

OPERATING EXPENSES
Cost of services and products (exclusive of depreciation and amortization)	1,178		1,178	1,247		1,247	(5.5%)	(5.5%)
Selling, general and administrative	556	14	542	606	11	595	(8.3%)	(8.9%)
Depreciation and amortization	533		533	545		545	(2.2%)	(2.2%)
	2,267	14	2,253	2,398	11	2,387	(5.5%)	(5.6%)

OPERATING INCOME	579	(14)	593	568	(11)	579	1.9%	2.4%

OTHER INCOME (EXPENSE)
Interest expense	(227)		(227)	(279)		(279)	(18.6%)	(18.6%)
Other income (expense)	5		5	(42)	(42)	-	NM	NM
Income tax expense	(146)	5	(151)	(209)	(109)	(100)	(30.1%)	51.0%

NET INCOME	$211	(9)	220	38	(162)	200	455.3%	10.0%

Operating cash flow (operating income plus depreciation and amortization)	$1,112	(14)	1,126	1,113	(11)	1,124
Operating cash flow margin (operating cash flow divided by revenues)	39.1%		39.6%	37.5%		37.9%
Operating income margin (operating income divided by revenues)	20.3%		20.8%	19.2%		19.5%

Adjusted free cash flow from operations
Net cash provided by operating activities	$777			$722
Less: capital expenditures	(410)			(387)
Free cash flow from operations	367			335
Add: merger related	7			-
Adjusted free cash flow from operations	$374			$335

SUBSCRIBER DATA (as of March 31, 2011 and 2010)
Access lines (in thousands)	8,632			9,663			(10.7%)
Broadband subscribers (in thousands)	2,965			2,857			3.8%

(1) Special items in first quarter 2011 include realignment, severance and merger related expenses, including related tax effect.
(2)  Special items in first quarter 2010 include realignment and severance costs and loss on early retirement of debt (including related tax effects) and an income tax charge associated with a change in the treatment of Medicare subsidy receipts.

NM = not meaningful

CENTURYLINK, INC.
SUPPLEMENTAL PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
THREE MONTHS ENDED MARCH 31, 2011
(UNAUDITED)

		CenturyLink	Qwest	Pro forma adjustments		Pro forma combined	Special items*	Pro forma combined excluding special items
In millions, except per share amounts

OPERATING REVENUES		$1,696	2,846	(68)	(A)	4,474	-	4,474

OPERATING EXPENSES
	Cost of services and products	595	1,178	(53)	(A)	1,720	(14)	1,706
	Selling, general and administrative	268	556	(11)	(B)	813	(35)	778
	Depreciation and amortization	369	533	90	(C)	992	-	992
		1,232	2,267	26		3,525	(49)	3,476

OPERATING INCOME		464	579	(94)		949	49	998

OTHER INCOME (EXPENSE)
	Interest expense	(131)	(227)	44	(D)	(314)	-	(314)
	Other income (expense)	6	5			11	-	11
	Income tax expense	(128)	(146)	19	(E)	(255)	(18)	(273)

NET INCOME		$211	211	(31)		391	31	422

BASIC EARNINGS PER COMMON SHARE		$0.69	0.12			0.65		0.70
DILUTED EARNINGS PER COMMON SHARE		$0.69	0.12			0.65		0.70

WEIGHTED AVERAGE SHARES OUTSTANDING
	Basic	303.8	1,761.1	(1,468.1)	(F)	596.9		596.9
	Diluted	304.5	1,775.7	(1,480.2)	(F)	600.0		600.0

SUBSCRIBER DATA (as of March 31, 2011)
	Access lines (in thousands)	6,397	8,632			15,029		15,029
	High-speed Internet customers (in thousands)	2,446	2,965			5,411		5,411

Summary description of pro forma adjustments:
(A)	Elimination of CenturyLink and Qwest intercompany billings and elimination of deferred revenue and costs that are expected to be assigned no value in the purchase price allocation process.
(B)	Elimination of pension and postretirement expense amortization components reflected in Qwest's results of operations.
(C)	Amortization of customer list asset.
(D)	To reflect interest expense accretion as a result of valuing Qwest's debt to fair value.
(E)	Tax effect of above items assuming a tax rate of 38%.
(F)	Issuance of 0.1664 shares of CenturyLink stock for each Qwest share outstanding.

*	Special items include integration and severance costs associated with the Embarq and Qwest mergers incurred by CenturyLink and realignment, severance and merger related
	expenses incurred by Qwest.

On April 1, 2011, CenturyLink acquired Qwest Communications International Inc. ("Qwest"). Qwest's results of operations will be included in CenturyLink's consolidated results of operations subsequent to the April 1, 2011 acquisition date. In accordance with the applicable accounting standard related to business combinations, the above pro forma financial information was prepared assuming CenturyLink's acquisition of Qwest occurred as of January 1, 2010. The above pro forma information is for illustrative purposes only and is not necessarily indicative of the combined operating results that would have occurred if the Qwest acquisition had been consummated on January 1, 2010 nor is it indicative of future operating results. Actual results subsequent to the April 1, 2011 acquisition date may vary significantly from the pro forma results provided herein. For additional pro forma financial information relating to the Qwest merger, please see our Current Report on Form 8-K filed with the SEC on April 6, 2011. Management believes that the presentation of this pro forma information will assist users in their understanding of the combined companies' operating performance.